Exhibit 99.1 Media Inquiries: Investor Inquiries: Deb Kline Matthew Booher John Nunziati 908-953-6179 (office) 908-953-7500 (office) 408-562-3780 (office) klined@avaya.com mbooher@avaya.com jfnunziati@avaya.com Avaya Reports First Fiscal Quarter 2014 Financial Results  Business model advances year-on-year  Cash growth from operations and asset sales First Quarter 2014 Highlights: - Revenue of $1,158 million - Operating income of $91 million, non-GAAP operating income(1) of $196 million - Adjusted EBITDA(1) of $240 million, 20.7% of revenue Santa Clara, Calif. — Tuesday, February 18, 2014 – Avaya Inc., a global provider of business communications and collaboration systems, software and services, reported results for the first fiscal quarter ended December 31, 2013. Total revenue for the first quarter was $1,158 million, seasonally down 3.5% when compared to the prior quarter. On a year over year basis revenue was down 6.6% compared to the first quarter of fiscal 2013. For the first fiscal quarter, adjusted EBITDA was $240 million which compares to adjusted EBITDA of $295 million for the prior quarter and $251 million for the first quarter of fiscal 2013. Non-GAAP operating income was $196 million compared to non- GAAP operating income of $244 million for the prior quarter and $193 million for the first quarter of fiscal 2013. First quarter cash flow from operations was $64 million. Cash and cash equivalents totaled $300 million as of December 31, 2013. Subsequent to the end of the first fiscal quarter, the company also completed the sale of its facility in Westminster, Colorado for approximately $58 million, net of applicable fees and related expenses. “Avaya’s first quarter results demonstrated progress in the execution of our strategy and improved operational efficiency,” said Kevin Kennedy, president and CEO. “We delivered year- over-year profitability improvements and increased cash while advancing our business model.

Avaya remains focused on execution and aligning our organization to optimize our innovative product portfolio while pursuing new and attractive market opportunities.” First Fiscal Quarter Highlights  Revenue of $1,158 million decreased 3.5% compared to the prior quarter and decreased 6.6% compared to the first quarter of fiscal 2013  Gross margin was 55.7% compared to 56.8% for the prior quarter and 53.7% for the first quarter of fiscal 2013. Operating income was $91 million compared to operating income of $113 million for the prior quarter and up nearly 4 times compared to $23 million for the first quarter of fiscal 2013  Non-GAAP gross margin(1) was 57.2% compared to 58.1% for the prior quarter and 55.6% for the first quarter of fiscal 2013. Non-GAAP operating income was $196 million compared to non- GAAP operating income of $244 million for the prior quarter and $193 million for the first quarter of fiscal 2013  Adjusted EBITDA was $240 million or 20.7% of revenue compared to $295 million or 24.6% of revenue for the prior quarter and $251 million or 20.2% of revenue for the first quarter of fiscal 2013  First quarter 2014 non-GAAP gross margin and adjusted EBITDA were record levels in the first quarter of any fiscal year for the company.  Product revenue of $574 million decreased by 7.0% compared to the prior quarter and decreased by 9.0% compared to the first quarter of fiscal 2013.  Avaya Global Services revenue of $584 million increased 0.2% compared to the prior quarter and decreased 4.1% compared to the first quarter of fiscal 2013  First quarter 2014 capital expenditures and capitalized software totaled $33 million compared to $34 million for the prior quarter and $30 million for the first quarter of fiscal 2013  The provision for income taxes includes charges related to valuation allowances and to the transfer of intellectual property  For the first fiscal quarter, percentage of revenue by geography was: ‐ U.S. – 54% - EMEA – 26% ‐ Asia-Pacific – 10% - Americas International – 10%. Conference Call and Webcast Avaya will discuss these results at 5:00 a.m. PST on Tuesday, February 18, 2014 in a live webcast and conference call. To join the webcast, listeners should access the investor page of our website (www.avaya.com/investors). Supplementary materials will be available at the same location. Following the live webcast, a replay will be available at the same web address in our event archives. To access the webcast by phone, dial 800-882-9327 in the U.S. or Canada and 706-645-9730 for international callers using the conference passcode number of 31446838. To ensure you are connected prior to the start, we suggest you access the website or the call 10-15 minutes before the start time. For those unable to participate during the live event, a replay of the conference call will be available beginning at 8:00 a.m. PST on February 18, 2014 through March 18, 2014 by dialing 855-859-2056 or 800-585-8367 within the United States and 404-537-3406 outside the United States. The replay access code is 31446838.

About Avaya Avaya is a global provider of business collaboration and communications solutions, providing unified communications, contact centers, networking and related services to companies of all sizes around the world. For more information please visit www.avaya.com. Certain statements contained in this press release may be forward-looking statements. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should" or "will" or other similar terminology. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these are reasonable, such forward looking statements involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results to differ materially from any future results expressed or implied by these forward-looking statements. For a list and description of such risks and uncertainties, please refer to Avaya's filings with the SEC that are available at www.sec.gov. Avaya disclaims any intention or obligation to update or revise any forward-looking statements. 1 Refer to Supplemental Financial Information accompanying this press release for a reconciliation of GAAP to non-GAAP numbers and for reconciliation of adjusted EBITDA for the fourth quarter of fiscal 2013 see our Form 8-K filed with the SEC on November 20, 2013 at www.sec.gov.

2013 2012 REVENUE Products 574$ 631$ Services 584 609 1,158 1,240 COSTS Products: Costs (exclusive of amortization of acquired technology intangible assets) 228 261 Amortization of acquired technology intangible assets 14 22 Services 271 291 513 574 GROSS PROFIT 645 666 OPERATING EXPENSES Selling, general and administrative 395 384 Research and development 95 118 Amortization of intangible assets 57 57 Restructuring charges, net 7 84 554 643 OPERATING INCOME 91 23 Interest expense (119) (108) Loss on extinguishment of debt - (3) Other income (expense), net 1 (6) LOSS BEFORE INCOME TAXES (27) (94) (Provision for) benefit from income taxes (27) 9 NET LOSS (54)$ (85)$ Avaya Inc. Consolidated Statements of Operations (Unaudited; in millions) For the three months ended December 31,

December 31, September 30, 2013 2013 ASSETS Current assets: Cash and cash equivalents 300$ 288$ Accounts receivable, net 686 716 Inventory 226 245 Deferred income taxes, net 62 52 Other current assets 266 253 TOTAL CURRENT ASSETS 1,540 1,554 Property, plant and equipment, net 326 334 Deferred income taxes, net 26 34 Intangible assets, net 1,426 1,486 Goodwill 4,103 4,092 Other assets 168 172 TOTAL ASSETS 7,589$ 7,672$ LIABILITIES Current liabilities: Debt maturing within one year 35$ 35$ Accounts payable 436 408 Payroll and benefit obligations 221 256 Deferred revenue 666 671 Business restructuring reserve, current portion 74 92 Other current liabilities 259 257 TOTAL CURRENT LIABILITIES 1,691 1,719 Long-term debt 6,042 6,051 Pension obligations 1,494 1,510 Other postretirement obligations 284 290 Deferred income taxes, net 251 243 Business restructuring reserve, non-current portion 74 78 Other liabilities 474 450 TOTAL NON-CURRENT LIABILITIES 8,619 8,622 Commitments and contingencies STOCKHOLDER'S DEFICIENCY Common stock - - Additional paid-in capital 2,943 2,937 Accumulated deficit (4,654) (4,600) Accumulated other comprehensive loss (1,010) (1,006) TOTAL STOCKHOLDER'S DEFICIENCY (2,721) (2,669) TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIENCY 7,589$ 7,672$ Avaya Inc. (Unaudited; in millions) Consolidated Balance Sheets

2013 2012 Net cash (used for) provided by: Net loss (54)$ (85)$ 132 101 Changes in operating assets and liabilities (14) (10) Operating activities 64 6 Investing activities (43) (31) Financing activities (10) (26) Effect of exchange rate changes on cash and cash equivalents 1 (1) Net increase (decrease) in cash and cash equivalents 12 (52) Cash and cash equivalents at beginning of period 288 337 Cash and cash equivalents at end of period 300$ 285$ Adjustments to net loss Avaya Inc. Condensed Statements of Cash Flows (Unaudited; in millions) For the three months ended December 31,

Avaya Inc. Supplemental Schedules of Revenue (Unaudited; in millions) Mar. 31, June 30, Sept. 30, 2013 2013 2013 2013 2012 2013 2012 Amount Pct. Revenue by Segment 473$ 497$ 553$ Global Communications Solutions 507$ 573$ 44% 46% (66)$ -11.5% - (1) - Purchase accounting adjustments - - 0% 0% - - 56 64 64 Networking 67 58 6% 5% 9 15.5% 529 560 617 Total ECS product revenue 574 631 50% 51% (57) -9.0% 589 590 583 AGS 584 609 50% 49% (25) -4.1% 1,118$ 1,150$ 1,200$ Total revenue 1,158$ 1,240$ 100% 100% (82)$ -6.6% Revenue by Geography 592$ 639$ 659$ U.S. 631$ 670$ 54% 54% (39)$ -5.8% International: 298 297 313 EMEA 303 331 26% 27% (28) -8.4% 116 105 113 APAC - Asia Pacific 114 123 10% 10% (9) -7.5% 112 109 115 110 116 10% 9% (6) -5.2% 526 511 541 Total International 527 570 46% 46% (43) -7.5% 1,118$ 1,150$ 1,200$ Total Revenue 1,158$ 1,240$ 100% 100% (82)$ -6.6% For the Three Months Ended For the Three Months Ended December 31, Mix Americas International - Canada and Latin America Revenues Change

Use of non-GAAP (Adjusted) Financial Measures The information furnished in this release includes non-GAAP financial measures that differ from measures calculated in accordance with generally accepted accounting principles in the United States (GAAP), including adjusted EBITDA, non-GAAP gross margin as a percentage of revenue, and non-GAAP operating income. EBITDA is defined as net income (loss) before income taxes, interest expense, interest income and depreciation and amortization. Adjusted EBITDA is EBITDA further adjusted to exclude certain charges and other adjustments permitted in calculating covenant compliance under our debt agreements as further described in our SEC filings. We believe that including supplementary information concerning adjusted EBITDA is appropriate to provide additional information to investors to demonstrate compliance with our debt agreements and because it serves as a basis for determining management compensation. In addition, we believe adjusted EBITDA provides more comparability between our historical results and results that reflect purchase accounting and our current capital structure. Accordingly, adjusted EBITDA measures our financial performance based on operational factors that management can impact in the short-term, namely the Company’s pricing strategies, volume, costs and expenses of the organization. Adjusted EBITDA has limitations as an analytical tool. Adjusted EBITDA does not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. Adjusted EBITDA does not reflect the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. In particular, based on our debt agreements the definition of adjusted EBITDA allows us to add back certain non-cash charges that are deducted in calculating net income (loss). Our debt agreements also allow us to add back restructuring charges, certain fees payable to our private equity sponsors and other specific cash costs and expenses as defined in the agreements and that portion of our pension costs, other post-employment benefits costs, and non-retirement post-employment benefits costs representing the amortization of pension service costs and actuarial gain or loss associated with these employment benefits. However, these are expenses that may recur, may vary and are difficult to predict. Further, our debt agreements require that adjusted EBITDA be calculated for the most recent four fiscal quarters. As a result, the measure can be disproportionately affected by a particularly strong or weak quarter. Further, it may not be comparable to the measure for any subsequent four-quarter period or any complete fiscal year. Non-GAAP gross margin excludes the amortization of acquired technology intangible assets, share based compensation and purchase accounting adjustments. We have included non-GAAP gross margin because we believe it provides additional useful information to investors regarding our operations by excluding those charges that management does not believe are reflective of the Company’s ongoing operating results when assessing the performance of the business. Non-GAAP operating income excludes the amortization of technology intangible assets, restructuring and impairment charges, acquisition and integration related costs, share based compensation, impairment of long lived assets and purchase accounting adjustments. We have included non-GAAP operating income because we believe it provides additional useful information to investors regarding our operations by excluding those charges that management does not believe are reflective of the company’s ongoing operating results when assessing the performance of the business.

These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and have limitations as analytical tools in that they do not reflect all of the amounts associated with Avaya’s results of operations as determined in accordance with GAAP. As such, these measures should only be used to evaluate Avaya's results of operations in conjunction with the corresponding GAAP measures. The following tables reconcile GAAP measures to non-GAAP measures: 2013 2012 Net loss (54)$ (85)$ Interest expense 119 108 Interest income - (1) Provision for (benefit from) income taxes 27 (9) Depreciation and amortization 118 114 210 127 Restructuring charges, net 7 84 Sponsors' fees 2 2 Integration-related costs 2 4 Loss on extinguishment of debt - 3 Third-party fees expensed in connection with the debt modification - 4 Non-cash share-based compensation 6 2 Other 2 - (Gain) loss on foreign currency transactions (2) 2 Pension/OPEB/nonretirement postemployment benefits and long-term disability costs 13 23 Adjusted EBITDA 240$ 251$ EBITDA For the three months ended December 31, Avaya Inc. Supplemental Schedule of Non-GAAP Adjusted EBITDA (Unaudited; in millions)

**Avaya Inc.**
**Supplemental Schedules of Non-GAAP Reconciliations**
**(Unaudited; in millions)**

| | For the Three Months Ended | | | | |
|---|---|---|---|---|---|
| | Dec. 31, 2012 | Mar. 31, 2013 | June 30, 2013 | Sept. 30, 2013 | Dec. 31, 2013 |
| **Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin** | | | | | |
| GAAP Gross Profit | $ 666 | $ 586 | $ 627 | $ 681 | $ 645 |
| GAAP Gross Margin | 53.7% | 52.4% | 54.5% | 56.8% | 55.7% |
| Items excluded: | | | | | |
| Amortization of acquired technology intangible assets | 22 | 14 | 13 | 14 | 14 |
| Impairment of capitalized software development costs | - | - | 1 | - | - |
| Share-based compensation | 1 | - | 2 | 2 | 3 |
| Purchase accounting adjustments | - | - | 1 | - | - |
| Non-GAAP Gross Profit | $ 689 | $ 600 | $ 644 | $ 697 | $ 662 |
| Non-GAAP Gross Margin | 55.6% | 53.7% | 56.0% | 58.1% | 57.2% |
| **Reconciliation of Non-GAAP Operating Income** | | | | | |
| GAAP Operating Income (Loss) | $ 23 | $ (72) | $ 14 | $ 113 | $ 91 |
| Percentage of Revenue | 2% | -6% | 1% | 9% | 8% |
| Items excluded: | | | | | |
| Amortization of acquired assets | 79 | 71 | 70 | 70 | 71 |
| Restructuring and impairment charges, net | 84 | 18 | 63 | 35 | 7 |
| Acquisition/integration-related costs | 5 | 6 | 5 | 4 | 3 |
| Share-based compensation | 2 | 1 | 4 | 4 | 6 |
| Impairment of capitalized software development costs | - | - | 1 | - | - |
| Incremental accelerated depreciation associated with vacating facilities | - | - | 3 | 18 | 16 |
| Other | - | - | - | - | 2 |
| Goodwill impairment | - | 89 | - | - | - |
| Resolution of legal matters | - | - | 10 | - | - |
| Purchase accounting adjustments | - | - | 1 | - | - |
| Non-GAAP Operating Income | $ 193 | $ 113 | $ 171 | $ 244 | $ 196 |
| Percentage of Revenue | 15.6% | 10.1% | 14.9% | 20.3% | 16.9% |

Dec. 31, Mar. 31, June 30, Sept. 30, Dec. 31, 2012 2013 2013 2013 2013 Revenue 631$ 529$ 560$ 617$ 574$ Costs (exclusive of amortization of acquired technology intangible assets) 261 236 234 232 228 Amortization of acquired technology intangible assets 22 14 13 14 14 GAAP Gross Profit 348 279 313 371 332 GAAP Gross Margin 55.2% 52.7% 55.9% 60.1% 57.8% Items excluded: Amortization of acquired technology intangible assets 22 14 13 14 14 Impairment of capitalized software development costs - - 1 - - Purchase accounting adjustments - - 1 - - Non-GAAP Gross Profit 370$ 293$ 328$ 385$ 346$ Non-GAAP Gross Margin 58.6% 55.4% 58.5% 62.4% 60.3% Revenue 609$ 589$ 590$ 583$ 584$ Costs 291 282 276 273 271 GAAP Gross Profit 318 307 314 310 313 GAAP Gross Margin 52.2% 52.1% 53.2% 53.2% 53.6% Items excluded: Share-based compensation 1 - 2 2 3 Non-GAAP Gross Profit 319$ 307$ 316$ 312$ 316$ Non-GAAP Gross Margin 52.4% 52.1% 53.6% 53.5% 54.1% Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Services Avaya Inc. Supplemental Schedules of Non-GAAP Reconciliation of Gross Profit and Gross Margin by Portfolio (Unaudited; in millions) Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Products For the Three Months Ended